UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  August 6, 2013
(Date of earliest event reported)

HAUPPAUGE DIGITAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13550	11-3227864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Cabot Court, Hauppauge, New York  11788
(Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code: (631) 434-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 6, 2013, Hauppauge Digital, Inc. (the “Company”) received notification from The Nasdaq Stock Market (“Nasdaq”) stating as a result of the Company’s failure to retain compliance with the $1 minimum bid price for its common stock, the Company’s common stock will be scheduled for delisting and would be suspended from the Nasdaq Capital Market effective at the open of the market on August 15, 2013, pursuant to Nasdaq’s Listing RUle 5810(c)(3)(A), unless the Company requested an appeal of this determination.

The Company has requested a hearing before a Nasdaq listing qualifications panel to appeal Nasdaq’a determination. The hearing request stays the delisting of the Company’s common stock until the hearing is completed and the hearing panel has issued a written decision. The hearing date has been scheduled for September 11, 2013. The Company can provide no assurance that (a) following the hearing, the hearing panel will grant the Company’s request for continued listing on the Nasdaq Capital Market, and (b) the Company can maintain compliance with the other Nasdaq Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 6, 2013.

HAUPPAUGE DIGITAL INC. By: /s/ Gerald Tucciarone Gerald Tucciarone Chief Financial Officer